Registration Nos. 333-177246, 333-32547, 333-155564, 333-149017, 333-73700, 033-64683 and 033-55123

As filed with the Securities and Exchange Commission on May 6, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-177246

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-32547

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-155564

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-149017

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-73700

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-64683

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 033-55123

UNDER

THE SECURITIES ACT OF 1933

TERADYNE, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	04-2272148
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

600 Riverpark Drive

North Reading, Massachusetts 01864

(Address, including zip code, of registrant’s principal executive offices)

LitePoint Corporation 2002 Stock Plan, as amended

Teradyne, Inc. 1996 Non-Employee Director Stock Option Plan

Eagle Test Systems, Inc. 2003 Stock Option and Grant Plan

Eagle Test Systems, Inc. 2006 Stock Option and Incentive Plan

Nextest Systems Corporation 1998 Equity Incentive Plan, as amended

Nextest Systems Corporation 2006 Equity Incentive Plan

Genrad, Inc. 1991 Equity Incentive Plan

Genrad, Inc. 1991 Directors’ Stock Option Plan

Genrad, Inc. 1997 Non-Qualified Employee Stock Option Plan

Non-Statutory Stock Option Agreement by and between Robert M. Dutkowsky and Genrad, Inc.

Megatest Corporation Director Stock Option Plan

Megatest Corporation 1990 Stock Option Plan

Teradyne, Inc. 1979 Employee Stock Purchase Plan

Teradyne, Inc. 1991 Employee Stock Option Plan

(Full title of the plan)

Charles Gray

Vice President, General Counsel, and Secretary

Teradyne, Inc.

600 Riverpark Drive

North Reading, Massachusetts 01864

(978) 370-2700

(Name and address, and telephone number, including area code, of agent for service)

Copies to:

Marko Zatylny

Ropes & Gray LLP

Prudential Tower

800 Boylston Street

Boston, Massachusetts 02110

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (this “Post-Effective Amendment”) relates to the following Registration Statements of Teradyne, Inc., a Massachusetts corporation (“Teradyne”) on Form S-8 (the “Registration Statements”):

•

Registration Statement No.  333-177246, filed with the SEC on October 11, 2011, registering 2,828,344 shares of Teradyne’s Common Stock, par value $0.125 per share, reserved for issuance under the LitePoint Corporation 2002 Stock Plan, as amended;

•

Registration Statement No. 333-32547, filed with the SEC on July 31, 1997, registering 800,000 shares of Teradyne’s Common Stock, par value $0.125 per share, reserved for issuance under the Teradyne, Inc. 1996 Non-Employee Director Stock Option Plan;

•

Registration Statement No.  333-155564, filed with the SEC on November 21, 2008, registering 3,594,916 shares of Teradyne’s Common Stock, par value $0.125 per share, reserved for issuance under the Eagle Test Systems, Inc. 2003 Stock Option and Grant Plan and the Eagle Test Systems, Inc. 2006 Stock Option and Incentive Plan;

•

Registration Statement No.  333-149017, filed with the SEC on February 1, 2008, registering 4,417,594 shares of Teradyne’s Common Stock, par value $0.125 per share, reserved for issuance under the Nextest Systems Corporation 1998 Equity Incentive Plan, as amended and the Nextest Systems Corporation 2006 Equity Incentive Plan;

•

Registration Statement No.  333-73700, filed with the SEC on November 19, 2001, registering 1,157,450 shares of Teradyne’s Common Stock, par value $0.125 per share, reserved for issuance under the Genrad, Inc. 1991 Equity Incentive Plan, the Genrad, Inc. 1991 Directors’ Stock Option Plan, the Genrad, Inc. 1997 Non-Qualified Employee Stock Option Plan and the Non-Statutory Stock Option Agreement by and between Robert M. Dutkowsky and Genrad, Inc.;

•

Registration Statement No. 033-64683, filed with the SEC on December 1, 1995, registering 603,401 shares of Teradyne’s Common Stock, par value $0.125 per share, reserved for issuance under the Megatest Corporation Director Stock Option Plan and the Megatest Corporation 1990 Stock Option Plan; and

•

Registration Statement No. 033-55123, filed with the SEC on August 18, 1994, registering 3,400,000 shares of Teradyne’s Common Stock, par value $0.125 per share, reserved for issuance under the Teradyne, Inc. 1979 Employee Stock Purchase Plan and the Teradyne, Inc. 1991 Employee Stock Option Plan.

Teradyne is no longer issuing securities under the plans covered by the Registration Statements. Accordingly, by means of this Post-Effective Amendment, Teradyne hereby terminates the effectiveness of the Registration Statements and deregisters any securities that had been registered for issuance but remain unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Reading, State of Massachusetts, on this 6th day of May, 2022.

TERADYNE, INC.
(Registrant)

By:	/s/ Sanjay Mehta
Name: Sanjay Mehta
Title: Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statements on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark E. Jagiela Mark E. Jagiela	Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2022

/s/ Sanjay Mehta Sanjay Mehta	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 6, 2022

/s/ Paul J. Tufano Paul J. Tufano	Chairman of the Board	May 6, 2022

/s/ Michael A. Bradley Michael A. Bradley	Director	May 6, 2022

/s/ Edwin J. Gillis Edwin J. Gillis	Director	May 6, 2022

/s/ Timothy E. Guertin Timothy E. Guertin	Director	May 6, 2022

/s/ Peter Herweck Peter Herweck	Director	May 6, 2022

/s/ Mercedes Johnson Mercedes Johnson	Director	May 6, 2022

/s/ Marilyn Matz Marilyn Matz	Director	May 6, 2022

/s/ Fouad Tamer Fouad Tamer	Director	May 6, 2022